Exhibit 99.1

CERTIFICATION PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies that, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of HPL Technologies, Inc. that this quarterly report on Form 10-Q (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of HPL Technologies, Inc.

Date: February 14, 2003
/s/ THOMAS A. TOMASETTI

Thomas Tomasetti
President and Chief Executive Officer

Date: February 14, 2003
/s/ MICHAEL P. SCARPELLI

Michael P. Scarpelli
Chief Financial Officer

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